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Exhibit 10.3

Translation from Finnish

TEKES	Dno 1709/31/05
Subsection
32.20.40.1/05
32.20.83.1.1/05

DECISION ABOUT FINANCING A PRODUCT DEVELOPMENT PROJECT NO. 810/05

        Technology Development Centre TEKES has on October 10, 2005 made the following financing decision:

1 § Object of the financing decision

        The recipient company of funding is LAB Pharma Oy (Business ID 1629116-4).

        Title of the project relevant to the financing decision is Dual action asthma treatments with TAIFUN DPI. The project plan is set forth in appendix 1.

2 § Responsible project manager

        Responsible project manager Taneli Jouhikainen shall report to Tekes about the project's progress as stipulated in 6 §.

3 § Project duration

        Project duration is from June 22, 2005 to December 31, 2006.

4 § Portion to be financed by Tekes and its grounds

        The development work shall be financed by Tekes with a product development grant of not more than 466.000 EUR (four hundred sixty-six thousand) and with a product development loan of not more than 1.088.000 EUR (one million eighty-eight thousand). However, the grant shall not be more than 15% and the product development loan not more than 35% of the acceptable total costs.

        The total cost estimate approved for the project is 3.109.610 EUR (three million one hundred nine thousand six hundred and ten)). The cost estimate is presented in appendix 2.

        Grounds:    Financing by Tekes is vitally important for carrying out the project and strengthens the project resources in a manner apt to enhance business expectations. The project encourages the progress of nationally important key technologies, the revival and internationalization of LAB Pharma through collaboration. In addition, financing by Tekes increases the portion of work performed in Finland within the company's international network. Due to the challenging nature and domestic networking, as well as the predominantly market-oriented character of the project, the financing is presented as a loan-weighted combination funding. In order to strengthen the company's balance sheet, the loan is given as a capital loan.

        Legal provisions:    Decree of the Council of State regarding support for research and development activities (435/2004) 12 § and State Grants Act (688/2001) 37 §.

5 § Terms of financing

        The loan is granted without demanding collateral. The loan carries an interest of three percentage points less than prime rate, yet not lower than one percent.

        The loan period is 8 (eight) years, the first 5 (five) of which are nonamortizing. The loan shall be paid back in annual instalments.

1

        More detailed terms of the product development loan are presented in a promissory note, which shall be submitted to the company by State Treasury.

6 § Project reporting

        The company shall submit reports to Tekes according to the following schedule:

Reporting times	Reporting and accounting period
1st progress report not later than 28.02.2006	22.06.2005-31.12.2005
2nd progress report not later than 31.05.2006	01.01.2006-31.03.2006
3rd progress report not later than 01.07.2006	01.04.2006-30.04.2005
4th progress report not later than 30.11.2006	01.05.2006-30.09.2006
final report not later than 02.05.2007	01.10.2006-31.12.2006

        The right to receive payments of the granted funding shall expire in the event that the project reporting fails to comply with the above schedule (State Grants Act 688/2001; 29 §).

        The progress and final reports shall be supplemented with the following documents:

  1)
  Concept report (appendix 3, General terms, item 6.1)

  2)
  Cost accounting form (appendix 3, General terms, item 6.2).

        The grant and the loan shall be paid afterwards as the reports have been accepted. However, the first loan instalment can be paid in advance.

        The company shall keep separate project books regarding the costs. The company shall return to Tekes a project bookkeeping form enclosed with the covering letter (appendix 3, General terms, item 6.2).

        At the closing of accounts, the auditor's report as set forth on page 4 of the cost accounting form must be submitted by a chartered auditor, regarding costs of the project over the entire duration of the project.

7 § Promissory note and withdrawal of the first loan instalment

        The promissory note shall be submitted by State Treasury to the company for signing as soon as the acceptance form of decision terms has been signed and returned to Tekes.

        After the promissory note has been signed, State Treasury can pay the company in advance, as a first loan instalment, the amount of 326.500 EUR (three hundred twenty-six thousand and five hundred).

8 § General terms of financing

        This financing decision is subject to the general terms for financing technological research and development work, appendix 3.

9 § Special terms of financing

        The project is part of the LÄÄKE2000 Biomedicine, medication development and pharmaceutical development technology program. In addition to this financing decision, the project is subject to the general terms enclosed as appendix 3 and to the special terms set forth in the general terms' appendix 3 G.

        This decision has been made on the premise that the following conditions be fulfilled during the project:

  1)
  Collaboration with small and mid-size (sm) businesses, universities or other public research institutions is implemented to the extent recorded in the project plan. If the predominant

2

    form of collaboration consists of subcontracting, not less than 10% of the acceptable project costs must be constituted by deliveries subcontracted from sm businesses and/or from public research organizations.

  2)
  The project is implemented as part of Tekes' technology program mentioned in this financing decision and in compliance with its terms.

  3)
  Collaboration with a foreign partner is implemented at least to the extent recorded in the project plan.

  4)
  The research aspects of the project are implemented at least to the planned extent.

10 § Appeal

        This decision can be appealed to Tekes for rectification. Instructions for claiming rectification are enclosed.

Helsinki, October 18, 2005
Signature	Signature
Hannu Järvinen Director	Katriina Kippo Technology expert

Appendix 1. Project plan
Appendix 2. Project cost estimate
Appendix 3. General terms

3

APPENDIX 2

LAB Pharma Oy

FINANCING DECISION NO. 810/05
 Dual action asthma treatments with TAIFUN DPI

COST ESTIMATE

Costs	EUR
1. Monetary wages for real working hours	427.500
2. Social securities 47% (wages)	200.925
3. Overheads 132% (wages+indirect employee costs)	829.520
4. Traveling	100.000
5. Materials and supplies	250.000
6. Equipment purchases	349.000
7. Equipment write-offs/leases	26.665
8. Services purchased from sm businesses	436.000
9. Services purchased from research institutions	456.000
10. Services purchased from within the group or from interested businesses	0
11. Services purchased from other businesses or organizations	34.000
TOTAL COSTS	3.109.610

mle

Financial statement: Combination therapies	LAB Pharma Oy
September 16, 2005

CGRP

Year	2005	2006	Total	%
Monetary wages	24.500	84.000	108.500	11,1
Social securities	11.515	39.480	50.995	5,2
Overheads	50.425	172.872	223.293	22,8
Traveling	25.000	25.000	50.000	5,1
Materials and supplies	50.000	10.000	60.000	6,1
Equipment purchases	0	0	0	0,0
Equipment write-offs/leases	0	0	0	0,0
Services purchased				0,0
From sm businesses	160.000	216.000	376.000	38,5
From research institutions	25.000	50.000	75.000	7,7
From in-group/interested businesses	0	0	0	0,0
From other organizations	14.000	20.000	34.000	3,5

Total	360.436	617.352	977.788	100,0

Combination (EUR)

Year	2005	2006	Total	%
Monetary wages	103.000	216.000	319.000	14,6
Social securities	48.410	101.520	149.930	6,9
Overheads	211.974	444.528	656.502	30,1
Traveling	10.000	40.000	50.000	2,3
Materials and supplies	40.000	150.000	190.000	8,7
Equipment purchases	10.000	339.000	349.000	16,0
Equipment write-offs/leases	6.667	20.000	26.667	1,2
Services purchased				0,0
From sm businesses	40.000	20.000	60.000	2,7
From research institutions	31.000	350.000	381.000	17,5
From in-group/interested businesses	0	0	0	0,0
From other organizations	0	0	0	0,0

Total	501.051	1.631.048	2.182.099	100,0

TOTAL

Year	2005	2006	Total	%
Monetary wages	127.500	300.000	427.500	13,5
Social security costs	59.925	141.000	200.925	6,4
Overheads	262.395	617.400	879.795	27,8
Traveling	35.000	65.000	100.000	3,2
Materials and supplies	90.000	160.000	250.000	7,9
Equipment purchases	10.000	339.000	349.000	11,0
Equipment write-offs/leases	6.667	20.000	26.667	0,8
Services purchased	0	0		0,0
From sm businesses	200.000	236.000	436.000	13,8
From research institutions	56.000	400.000	456.000	14,4
From in-group/interested businesses	0	0	0	0,0
From other organizations	14.000	20.000	34.000	1,1

Total	861.487	2.298.400	3.159.887	100,0

TEKES support %	Grant	Loan
	25%	25%
TEKES support t EUROS	789.972	789.972	1.579.943

GENERAL TERMS
June 1, 2004

General terms for financing research and development work

Table of contents

1 Purpose of financing and qualifications for support	2
2 Field of application	2
3 Project duration	2
4 Acceptable costs	2
4.1 General principles	2
4.2 Acceptable types of cost	3
4.2.1 Monetary wages	3
4.2.2 Indirect employee costs	3
4.2.3 Overheads	4
4.2.4 Traveling costs	4
4.2.5 Costs of materials and supplies	4
4.2.6 Equipment purchases	4
4.2.7 Equipment write-offs/leases	4
4.2.8 Purchased services	5
4.3 Business financing in public research projects	6
4.4 Consideration of income	6
5 Other public financing for the project	6
6 Project reporting to Tekes	6
6.1 Contents report	6
6.2 Cost accounting	6
6.3 Auditor's report	7
6.4 Other information required in connection with reporting	7
6.5 Post-project reporting	7
7 Payment of a financing decision	7
8 Changes in project implementation	8
8.1 Conceptual and timetable-related changes	8
8.2 Type-of-cost changes	8
8.3 Failure to fulfil the financing criteria of large-scale businesses	8
8.4 Change of business scale during a project	8
9 Assignment of a project, sale of business, hand-over of a project's results and business rearrangements	8
10 Leaving the loan uncollected	9
11 Authority supervision	9
12 Suspension of payments	10
13 Restitution and recovery of financing	10
13.1 Restitution of financing	10
13.2 Obligatory recovery of financing	10
13.3 Discretionary recovery	10
13.4 Conversion of use and hand-over of machines and equipment	11
13.5 Interest	11
13.6 Penal interest	11
13.7 Modification of the recovery of assistance	11
13.8 Time limit for recovery	12
14 Tekes' right of set-off	12
15 Violations	12
16 Special terms of financing	12
16.1 Special terms of financing by European Regional Development Fund (appendix 3D)	12
16.2 Special terms for group ventures (appendix 3E)	12
16.3 Capital loan for establishing a technology business (appendix 3F)	12
16.4 Special terms for technology programs (appendix 3G)	12
16.5 Special terms for periodically financed projects (appendix 3H)	12

1

GENERAL TERMS
June 1, 2004

Purpose of financing and qualifications for support

        Financial assistance for research and product development granted by Technology Development Centre (TEKES) is intended for businesses and other organizations registered and operating in Finland. Project costs shall be entered in the accounts of a company or organization receiving the funding.

        Financing is granted on the premise that the businesses or organizations implement the project and deploy its results in a manner beneficial for Finnish society, citizens, national economy and environment. The most important aspects include diversified advancement of know-how, networking nationally and internationally, as well as direct and indirect business impulses in Finland through jobs, turnover and export.

        The recipient of financing (hereinafter the company) shall organize separate bookkeeping for keeping track of project hours and costs, as set forth in appendix 3A.

        Intellectual property rights arising from a project shall be owned by the company.

2
Field of application

        These terms shall be applied to grants and loans (hereinafter financing), which are granted by Tekes under State Grants Act (688/2001) and Council of State Decree relevant to the financing of technological research and development efforts. These terms have been set pursuant to Section 11, Paragraph 4 of the State Grants Act.

3.
Project duration

        The duration of a project is specified in the financing decision. In case the project is delayed, the company can request an extension of time by an informal application. The extension of time must be requested prior to the termination of reporting times set forth in the financing decision. An extension of time can be granted provided that continuing the project is justified and validity of the grant enables the extra time.

4.
Acceptable costs

4.1
General principles

        Acceptable costs include project-incurred expenses generated over the course of a project, presented in the company's bookkeeping, paid up, shown in net terms and without value added tax. The costs can be accepted with value added tax provided that the company is not liable to pay value added tax.

        The costs must be based on payment transaction entries of the corresponding expenses. However, this does not apply to

  a)
  expenses with no cash flow effect

  b)
  expenses constructively allocated to the project.

        Expenses must be paid up at the time of clearing the same to Tekes.

        An expense allocated to a project, which is based on an order made prior to starting the process cycle, can only be accepted on the premise that the order carries a cancellation clause linked with actually starting the project.

        Tekes can use its judgement to accept, for certain types of cost, a clearing procedure which is based on unit prices given by the company's cost counting systems and derived from bookkeeping expenditure entries. If necessary, Tekes is entitled to require a statement about the reliability of accounting systems from an independent chartered auditor.

        If requested, the company must be able to supply the information necessary for overseeing the project costs, for example copies of documents, invoice specifications, and grounds for selecting services that have been purchased.

        Tekes has a right not to accept costs presented by the company if it is likely that those are not linked with the project or are excessive with respect to the project's results.

4.2
Acceptable types of cost

        As costs of the project, Tekes may accept indirect employee costs, other direct costs resulting from implementing the project, as well as overhead costs.

        The acceptable maximum total amount of individual types of cost, the overstepping of which calls for a separate decision by Tekes, is determined by type-of-cost specific euro amounts set forth in the cost estimate making up appendix 2 of the financing decision.

  4.2.1    Monetary wages

        The acceptable costs include payroll taxable monetary wages for real working times to persons (not more than 11 months/year/person) participating in the implementation of a project. Accountable wages shall be based on the hour-specific tracking of working time. The hours shall be recorded and verified in a systematic manner at least once a month.

        The wages accounted to Tekes may not substantially differ from the earning level of a project staff at the time preceding the project. In addition, the accountable wages shall be in line with a remuneration paid by the company for a respective-level job during the project. Tekes may find it appropriate to accept higher monetary wages incurred for the company in such a case that a person temporarily expatriated for the implementation of a project be paid higher-than-usual wages for the time spent abroad, or if the implementation of a project calls for hiring a new person at a higher-than-current level pay.

        The salaries of the company's management and administration are overhead costs. For special reasons, the work performed for a project by these persons can be accepted as direct payroll costs when the recipient of financing is a small business according to the EU definition (see item 4.2.6). In addition, it is required that such salaries be accepted in advance by Tekes as being included in the project.

        The employment assistance allocated to a project by labour authorities shall be subtracted from accountable total costs. Recorded as a deductible item shall be a proportional stake of the employment assistance which corresponds to the portion of effective working time spent for the project by the assistance-receiving person.

  4.2.2    Indirect employee costs

        The indirect employee costs include indirect wages (e.g. holiday and sick pay, holiday bonus), social security costs and other labour costs. As indirect employee costs can be accepted the percentage set forth in a project cost estimate, regarding effective working time wages that have been paid and accepted for the project. However, Tekes is entitled to have indirect employee costs scrutinized and hence the financing shall be paid on the basis of true indirect employee costs should they fall short of the level accepted in the cost estimate. The indirect employee costs are calculated by using an indirect employee costs form for a t&k project obtainable from Tekes' web service.

        The recipient of financing is required to fill appendix 3B to notify whether the implementation of a project is participated by a person owning alone or jointly with family members a stake of more than 50% of the company. The form is also required to declare whether a bonus-based wage system is used in the project.

  4.2.3    Overheads

        Acceptable overhead costs may include a percentage of the total payroll and indirect employee costs of a project as set forth in the project cost estimate. However, Tekes is entitled to have the overhead percentage examined and hence the financing shall be paid on the basis of true overhead costs should they fall short of the level accepted in the cost estimate. The overhead coefficient is calculated by using an overhead coefficient form for a t&k procedure obtainable from Tekes' web service.

        Expenses of overhead nature shall not be accepted in other accounted types of cost.

  4.2.4    Traveling costs

        Traveling costs can be accepted in compliance with a decision of the National Board of Inland Revenue issued in the relevant year for tax-free traveling costs.

  4.2.5    Costs of materials and supplies

        Materials and supplies purchased from outside the company shall be accepted as per invoice. In-house charges for materials and supplies shall be accepted at cost price.

  4.2.6    Equipment purchases

        When the technical or economical service life of equipment, as well as computer software systems and other rights of use, is less than three years, the portion of purchase price relevant to a project can be accepted as a purchase of equipment. Otherwise, the purchase can be accepted as a cost item of the project in write-offs.

        A fixed asset acquired by way of a hire-purchase agreement or the like consistent with the Hire-Purchase Act, made with a financing company, can be accepted on the condition that the purchase price has been amortized at least in the amount equal to the portion of payable Tekes financing of this particular fixed asset. In this case, the company must have the acquired fixed assets already delivered thereto. The financing, management, insurance, repair, maintenance or other such expenses of acquisitions obtained by hire-purchase terms shall not be accepted as a basis for Tekes financing.

  4.2.7    Equipment write-offs/leases

        Write-offs can be accepted as scheduled bookkeeping write-offs on the premise that neither national nor European community subsidies or loans have been received for acquiring the assets.

        The write-off or leasing costs of machines and equipment predominantly deployed in a project can be accepted in the proportion of using the equipment in the project.

        As for expenses incurred by leasing equivalent to the acquisition of fixed assets, the only ones that can be accepted are those consistent with the purchase price of this particular acquisition over the duration of a project. Other expenses associated with leasing (management, financing, insurance, repair and other such expenses) are not eligible to financing. In the event that a breakdown of the above items cannot be provided; not more than 50 percent can be accepted of all project-related expenses incurred by the leasing contract.

        The above terms regarding the write-off and leasing costs of machines and equipment apply also to t&k premises costs whenever the acquisition of such has been inevitable for a project.

  4.2.8    Purchased services

        Planning and research services, as well as surveys, purchased from outside the company can be accepted as per invoice.

        Information retrieval, patent application, license purchasing, training, project auditing and other such expenses incurred by a project can be included in the costs of materials and supplies or purchased services. The patent application costs of large-scale companies as determined in the EU definition shall not be accepted. The term large-scale company is used in reference to a company which is not an sm company according to the EY definition (see the chapter Services purchased from small and mid-size businesses).

        Donations and scholarships are not acceptable costs.

        Services purchased from small and mid-size businesses

        The term small and mid-size (sm) business is used in reference to such a Finnish company which fulfils the EU definition for a small and mid-size company as decreed in European Commission recommendations 96/280/EC (valid until December 31, 2004) and 03/361/EC (valid from January 1, 2005).

        Services purchased from research institutions

        The term research institution is used in reference to Finnish universities, occupational colleges, and public research institutions.

        Purchases from in-group and interested businesses

  General principles

        Purchases from in-group and interested companies shall be accepted without security. The seller shall provide an account of its costs by appendix 3B. The costs shall be accepted on the same grounds as those of the recipient company. However, the applied overhead percentage shall be a standard coefficient based on the size of the company's staff.

        The seller shall set up project bookkeeping and tracking of working hours as set forth in these terms and appendix 3A. The responsible project manager's assurance, included in the seller's accounting, shall be signed by a person officially authorized to sign for the company. The final report shall have appended thereto a chartered auditor's report.

        The interested company is a company not included in the group, which has at least 20% of its entire share capital or equivalent capital directly or indirectly in the ownership or possession of the financing recipient or which has some other community of interest with the company. It is within Tekes' judgement to consider that no community of interest evolves even if the above qualification are fulfilled.

  Purchases from a foreign in-group and interested company and costs incurred in a foreign office

        In the case of an sm business, Tekes can find it acceptable that the costs of a project also include purchases from foreign in-group and interested companies, as well as costs incurred in an office located abroad. A mention of this must appear in the special terms of a financing decision. The acceptance of these costs deviates from domestic in-group and interested purchases in the following aspects:

  •
  As basis for Tekes' financing, it is only possible to accept direct costs of a project, excluding indirect employee costs.

  •
  For invoices in foreign currencies, the applied exchange rate is that of the date of payment.

  •
  In connection with the final accounting, it is required that a statement be presented by a chartered auditor independent of the foreign company, in which said auditor shall confirm that the accounted costs are indeed book expenses.

        In the projects of large companies, costs incurred in offices or in-group or interested companies located abroad shall not be accepted.

        Services purchased from other companies/associations

        Recorded in this type of cost shall be services purchased from organizations other than those listed above.

4.3
Business financing in public research projects

        The finance recipient's participation fee in a project, financed by Tekes and carried out in a research institution, shall not be an acceptable cost.

4.4
Consideration of income

        As a general rule, the income of a project shall not be considered a cost-reducing factor. Nevertheless, in the event of receiving substantial income during a project from selling a prototype created in the project or from the results of trial production, the company shall be required to report such income immediately to Tekes. Such income shall be accounted for as a cost-reducing factor. A possible overpayment shall be determined on the basis of remitted funding and corrected accounting and shall be returned within six months of the sale transaction.

        Overpayment shall be allocated to various forms of financing in the proportion set forth in a financing decision.

5
Other public financing for the project

        Other public financing for a project shall be reported in cost accounting. The company shall be obliged to inform Tekes in the event that, for the costs of a project, it has received or shall receive assistance, loan and other funding, interest subsidy, guarantee, easy terms, and other economic benefit comparable therewith, granted by or payable from the funds of the State, a municipality or other public corporation or an institution or foundation under public law, as well as support granted from European Community funds or other European Union funds, excluding a support awarded through the taxation system.

6
Project reporting to Tekes

        For the financing to be paid, the company is obliged to provide correct and sufficient information as set forth in the financing decision and its general terms.

        The project reporting timetable is presented in the financing decision.

6.1
Contents report

        Along with progress and final reports, the company is obliged to supply Tekes with a statement signed by the responsible project manager, explaining how the project is advancing (appendix 3C).

6.2
Cost accounting

        The costs of a project shall be kept in a project account, which can be an account opened in bookkeeping or in cost/project accounting, an accounting item, a project number or another project identifier, whereby the costs incurred by development work defined in the financing decision are identifiable and the relation of the costs with bookkeeping is verifiable. Upon receiving a financing decision, the company is obliged to supply Tekes with a notification regarding acceptance of the decision terms, project bookkeeping, auditing, and a relevant bank account (appendix 3A).

        In cost accounting, it shall be mandatory to disclose both costs per accounting period and cumulative costs from the outset of project duration identified by types of cost. The realized costs shall be reported in full. On the basis of a progress report, the acceptability of tentatively accepted costs shall be reconsidered in connection with final reporting and accounting. After the acceptance of final accounting, no further costs can be proposed for the project. The responsible project manager is obliged to provide an affidavit of the fact that the costs presented in cost accounting are indeed those incurred by the project and allocated to the project as required by these general terms (appendix 3B, page 3).

6.3
Auditor's report

        In connection with final accounting, it shall be mandatory to submit a specified-form auditor's report covering the entire project duration and prepared by a chartered auditor independent of the company (appendix 3B, page 4).

        At least half of the accounted costs shall be audited as per type-of-cost. In auditing, special attention shall be paid to the implementation and reliability of project bookkeeping and tracking of working hours, as well as to the integrity of traceability chain. As for the payment transactions of monetary wages, the authentication shall be effected on the basis of information set forth in the column Total monetary wage paid over reporting period on page 2 of appendix 3B. In the project auditing report, it shall not be necessary to express a point of view either on indirect employee and overhead costs or net amounts of the costs.

        Tekes is entitled to hand the auditor's report over to other authorities for the supervision of financing.

6.4
Other information required in connection with reporting

        The company is obliged to supply Tekes with all requested project-pertinent information, as well as to make sure that Tekes has access to the latest financial statement along with its auditor's report.

6.5
Post-project reporting

        Tekes monitors relevance of the projects even after their termination. For the period of five years following the termination of a project, the company shall be obliged, upon request, to supply realization information regarding all those projections and predictions presented thereby during the financing process and implementation of the project, as well as a description regarding the useful applications of technology developed in the project. In addition, Tekes is entitled to obtain the company's financial statements over five post-project financial periods, as well as to commission a financial statement analysis of the company from another public financier.

7
Payment of a financing decision

        Financing shall be paid as a project progresses on the basis of reports. The payable amount shall be a percentage, as set forth in the financing decision, of the accepted costs over the accounting period.

        The first instalment of a loan can be paid in advance. The final instalment of a loan, 20% of the principal of a granted loan, shall not be paid until after the approval of a final report on the condition that it is warranted by the acceptable project. If the final accounting reveals that, including the advance payment, the amount of loan that has been paid is more than what would be warranted by the accepted costs, the company shall be obliged to refund the overpaid portion. Tekes is also entitled not to pay the loan in full even for the costs of a progress reporting period, if the project costs do not accrue at a scheduled rate.

        The final instalment of a grant, 10% of the awarded grant, shall not be paid until after the acceptance of a final report on the condition that it is warranted by the acceptable project costs.

        The financing shall be paid by Tekes to a bank account notified by the company. The notification shall carry an official signature.

        The practical arrangements with regard to the loan and its payment shall be handled by State Treasury by the order of Tekes. The borrower is obliged to comply with the terms set by State Treasury in the promissory note.

        An application for the final financing instalment shall be filed with Tekes in connection with final reporting and accounting. The financing, which is applied for later than this, can no longer be paid. The loan shall be withdrawn from State Treasury not later than six months of the date of a payment letter following the final report and accounting.

8
Changes in project implementation

8.1
Conceptual and timetable-related changes in a project

        If the progress of a project deviates from schedule, the company shall be obliged to contact Tekes immediately for a permission to make changes.

        A postponement of the reporting deadline shall be applied for in advance in writing.

        The procedure in changes pertinent to the project duration shall be as set forth in chapter 3.

8.2
Type-of-cost changes

        The cost estimate present in the decision appendix carries determined type-of-cost specific maximum amounts, the amendment of which calls for an advance written application, along with a statement of reasons.

8.3
Failure to fulfil the financing criteria of large-scale businesses

        The large-scale companies as specified in the EU definition are required to fulfil the financing criteria set forth in the decision's special terms. In the event of a discovery, during the course of a project, that the special terms are not fulfilled, the project shall be reconsidered in Tekes. At this point, a decision is also made regarding a possible suspension of financing payments and a recovery process.

8.4    Change of business scale during a project

        In the event of a company undergoing a change, during the course of a project, from an sm company into a large one, the project is required to fulfil special terms set for the financing of large-scale businesses. In order to ensure this, the terms of further financing the project shall be reconsidered and a decision shall be made at that point regarding a possible change of financing level or a suspension of financing payments.

        It is the company's duty to inform Tekes immediately about a change of scale.

9
Assignment of a project, sale of business, hand-over of a project's results and business rearrangements

        In the event that the company desires to assign a financing decision to a third party, such an assignment calls for a written consent from Tekes. Prior to the assignment, the original recipient of financing shall be obliged to report and account for its own share of the project.

        If the company intends to sell or otherwise hand over a substantial portion of business constituting the object of a project or intellectual properties or other rights evolved as a result of the project, or if the in-house or in-group arrangements lead to a situation that the economical and social objectives, as intended in paragraph 1 (Purpose of financing and qualifications for support) of the decision and declared by the company in its application, fail to become fulfilled to a substantial extent, the company shall require a written consent from Tekes for such arrangement.

        If selling the rights of use or exploitation has been an essential aspect of the original business plan of a project, the above-referred Tekes' consent shall not be needed.

        The consent shall be respectively requested also for a merger, a division or other business rearrangement concerning the company.

        The consent shall be requested over the period of five years following the completion of a project or until the loan has been paid off.

10
Leaving the loan uncollected

        If a project fails financially or technically, the loan period can be extended up to ten years. The number of nonamortizing years can be extended up to five. The loan can also be converted into a capital loan as specified in chapter 5 of Companies Act (734/1978), within a maximum support determined for the project according to the principles of the Council-of-State decree.

        If the research and development work has failed technically, nor does it produce significantly exploitable results, the unpaid principal and interests of a loan can be left partially or totally uncollected in special circumstances.

        If the research and development work is a technical success, yet does not lead to economically viable business, the loan can be left uncollected in special circumstances within a maximum support determined for the project. In those cases, wherein the originally granted portion to be financed is less than or equal to the accepted maximum support intensity, the loan portion can be converted afterwards into a grant.

        In the event that the provisions of this chapter disagree with what has been prescribed in the annual State budget of the loan-granting year about uncollecting a Tekes-granted loan, the uncollection of the loan shall be subject to the provisions of the budget in this respect.

11
Authority supervision

        The company is obliged to provide Tekes with correct and sufficient information for supervising the compliance with the terms of this financing decision and the implementation of a project.

        Tekes, the Commission and Court of Auditors of the European Community are entitled to conduct inspections of the company's economy and operation necessary in terms of supervising the payments and use of the financing. If financing has been granted, as decreed in Section 7, Paragraph 2 of the State Grants Act, for use in a project of other than the recipient with an objective consistent with the financing decision, Tekes shall be entitled to inspect the economy and operation of whoever is running the project.

        Tekes is entitle to authorize another authority or an independent chartered auditor to conduct inspections as referred to in the preceding paragraph. At Tekes' request, an independent expert can provide assistance in the inspection.

        The right of inspection shall remain valid over five years as of the termination of a project. Project documents and other material necessary in view of the supervision and inspection of a project shall be kept available for at least the same period of time. The company shall be obliged, without consideration, to provide the conductor of inspection with information necessary in view of the inspection and also to otherwise assist in the inspection.

        The conductor of inspection is entitled to take possession of the material subjected to inspection, if this is called for by the inspection. The seizure of material shall be recorded in minutes, stating the purpose of the seizure and the seized material. The material shall be returned immediately as it is no longer needed in the inspection.

        The conductor of inspection is entitled to gain access, to the extent warranted by the inspection, to business, storage and other such premises in possession or disposal of the company for use in the pursuit of an occupation or livelihood, or to other areas meaningful in terms of granting the financing and supervising its use. An inspection may not be conducted in premises protected by domiciliary peace.

12
Suspension of payments

        Tekes is entitled to order a temporary suspension of financing payments, if

  1.
  there is reasonable cause to suspect the company of neglecting its reporting obligation or using the financing in violation of the financing decision;

  2.
  the grounds, on which the granting of financing was based, have changed substantially. Such changes include for example a deviation from the project plan without a written consent from Tekes, a significant decline of the company's financial position with respect to the anticipated progress, a risk of imminent liquidation, an appearance of tax debts, as well as arrears associated with Tekes loans;

  3.
  the suspension of payments is called for pursuant to the European Community legislation.

        If the reasons of suspension are not corrected within a time frame set in the suspension judgement, Tekes shall be entitled to order a stop of the financing payments as well as a recovery of the thus far remitted financing or a portion thereof.

13
Restitution and recovery of financing

13.1
Restitution of financing

        The company is obliged to immediately return a financing or a portion thereof received incorrectly, excessively or obviously without justification. If the amount to be returned is less than 10 euros, the restitution is not necessary.

13.2
Obligatory recovery of financing

        Tekes shall order a stop of the financing payments as well as a recovery of the thus far remitted financing, if the Company has:

  1.
  failed to restitute such a financing or a portion thereof which must be returned pursuant to item 13.1 of these general terms;

  2.
  used the financing for a purpose essentially other than it was granted for;

  3.
  given Tekes a false or misleading piece of information about an aspect liable to make a difference as regards the granting, amount or terms of financing, or concealed such an aspect.

  4.
  otherwise substantially violated, in a manner comparable to sub-items 1-3, regulations regarding the use of financing.

13.3
Discretionary recovery

        Tekes is entitled to order a stop of the financing payments, as well as a recovery of the thus far remitted financing or a portion thereof, if:

  1.
  false or misleading information has been given for the payment or supervision of financing, information has been concealed or refused to be disclosed;

  2.
  financing has not been used as stipulated in the financing decision;

  3.
  the company has declined to assist in the inspection of a project;

  4.
  the company has terminated a project constituting the object of financing, restricted or changed it substantially, or turned it over to another party;

  5.
  the company has been subjected to an execution procedure, liquidation, bankruptcy or downsizing procedure;

  6.
  the qualification in Section 5 of the Council of State decree, regarding the granting of financing to large companies, changes substantially during the course of a project or the qualification of Section 4, regarding the increasing of financial support intensity, is not fulfilled;

  7.
  a recovery of the financing is called for by the European Community legislation;

  8.
  the company proceeds in another manner comparable with the items of this paragraph (for example proceeds without a written consent described in chapter 9 in circumstances which call for the consent).

13.4
Conversion of use and hand-over of machines and equipment

        If there is a change in the intended use of machines and equipment included in a project or they are handed over or otherwise transferred into the ownership or possession of another party, a share of the property value proportional to the financing, yet no more than the financing amount, shall be restituted to Tekes within six months of the change of circumstances. The financing need not be restituted, however, if the property has been replaced with an equivalent one or if more than five years has lapsed since the original acquisition.

        If the company receives, within five years of acquisition, insurance or other such compensation from a property constituting the object of financing, Tekes shall be paid a share of the compensation proportional to its financing. However, the liability to pay does not result if the property is replaced with an equivalent one.

        The returnable principal, insurance or other corresponding indemnity shall be allocated to various forms of financing in a proportion set forth in the financing decision.

13.5
Interest

        The company is obliged to pay on the returnable or recoverable amount, since the payment date of financing, an annual interest pursuant to Section 3, Paragraph 2 of the Interest Act (633/1982), with three percentage points added on.

13.6
Penal interest

        For the period exceeding the due date set by Tekes, there is a liability to pay on the recoverable amount an annual penal interest consistent with the interest rate referred to in Section 4, Paragraph 1 of the Interest Act.

13.7
Modification of the recovery of assistance

        Tekes is entitled to rule that a portion of the returnable or recoverable assistance, the interest or penal interest calculable thereon shall be left uncollected, if a full recovery is unreasonable in view of the company's financial position and circumstances, the type of property acquired by the assistance or the procedure constituting the grounds of recovery or the change of circumstances.

        For particularly weighty reasons, Tekes is entitled to decide that the returnable or recoverable amount, the interest or penal interest calculable thereon shall be left totally uncollected.

13.8
Time limit for recovery

        The recovery of financing, an interest or penal interest payable thereon shall no longer be levied after the lapse of ten years since the payment of the final financing instalment of a project.

14
Tekes' right of set-off

        The assistance, along with its interest, returnable or recoverable on the basis of this financing decision, can be collected by subtracting the same from other Tekes-granted support payable to the company. State Treasury is entitled to execute a corresponding set-off between loans granted by Tekes.

15
Violations

        If, in connection with a project, there is reason to suspect the company of violations as referred to in Sections 5-10 of Chapter 29 (criminal offenses against public economy) of the Penal Code, Tekes shall take appropriate actions.

16
Special terms of financing

        If the special terms of a project are in conflict with the general terms, it is the special terms that shall apply.

16.1 Special terms of financing by European Regional Development Fund	(appendix 3D)
16.2 Special terms for group ventures	(appendix 3E)
16.3 Capital loan for establishing a technology business	(appendix 3F)
16.4 Special terms for technology programs	(appendix 3G)
16.5 Special terms for periodically financed projects	(appendix 3H)

APPENDICES

Appendix 3A	Notification of the acceptance of decision terms, project bookkeeping, auditing, and the designated bank account
Appendix 3B	Cost accounting form
Appendix 3C	Report on the company's research and product development
Appendices 3D-3H

        The item Special terms of financing in the financing decision contains a mention as to whether appendices 3d-3H apply to this project.

Appendix 3A/June 1, 2004

        Notification of the acceptance of decision terms, project bookkeeping, auditing, and the designated bank account

Company

Financing decision number

Project title

Responsible project manager

Contact person/accounting firm for cost accounting
☐ In-house financial department/accountant	☐ Accounting firm/outside accountant
Name

Address

Phone number	Fax

E-mail

An account, an accounting item, a project number or another project identifier has been opened in the company's bookkeeping or cost/project accounting, whereby the costs incurred by development work defined in the financing decision are identifiable and the relation of the costs with bookkeeping is verifiable. The hourly tracking of working time used for the project is organized according to the general terms of the decision.

Pursuant to the general terms of the financing decision, an auditor's report of the incurred costs shall be presented by a chartered (approved by the Central Chamber of Commerce, a local Chamber of Commerce, Public Administration) auditor independent of the company not later than in conjunction with the final report. The auditor has been informed of this notification regarding the qualifications stated in the financing decision.

Auditor's name and contact details:

Name

Authorization

Address

Phone number	Fax

E-mail

Project's bank account number

We accept the terms of the financing decision, along with appendices. With this signature we authorize the responsible project manager to act as an official representative of the company in all matters relating to the management of this project. Changing of the bank account nonetheless requires the company's official signature.

Place and date

The company's official signature and name clarifications

Business project's
cost accounting

Appendix 3B
June 1, 2004

This form can be found in Excel format in Tekes' website:
www.tekes.fi/rahoitus/yritys/raportointilomakkeet.html

1.     PROJECT'S IDENTIFICATION DETAILS

Entry book number	Number of financing decision

Complete title of the project

Report period

Company	Business ID

Responsible project manager	Telephone number

E-mail address

Contact person for cost accounting	Telephone number

E-mail address

2.     COST ACCOUNTING (costs are reported without value added tax)

Indirect employee cost coefficient            %
overhead cost coefficient            %

	Previously reported costs	Costs for period	Total accrued costs	Cost estimate in financing decision
Monetary wages for effective working time (breakdown on page 2)
Indirect employee costs
Travel costs
Materials and supplies
Equipment purchases
Equipment write-offs/leases
Services purchased from sm businesses
Services purchased from research institutions
Services purchased from in-group/interested companies
Services purchased from other businesses/organizations

Total costs
Grant %
Loan %

        Disclosure of other public financing obtained for the project (form, grantor, and amount):

1

BREAKDOWN OF WAGES

Financing decision No.	Company	Reported wages over period

1. Person	2. Occupation in company	3. Occupation in project	4. Working time for project in hours	5. Hourly wages	6. Wages accounted for over report period	7. Total monetary wages paid over report period

Total

1.
If a person working for the project is owner of the company as defined in the general terms' item 4.2.2 or if a bonus-based payment of wages is applied in the project, this shall be noted in conjunction with a person's name.

4.
Working time shall be tracked for each project-participating person on an hourly basis. Hours shall be recorded and verified in systematic manner at least once a month. Material relevant to working time tracking shall be kept for the period of at least five years following a termination of the project.

5.
A monthly salary can be converted into hourly wages by having it divided with the number of hours stipulated in a collective labour agreement relevant to the person or with 158.

5-7.
Columns 5-7 dealing with personal wages do not constitute mandatory basic information. Tekes is nevertheless entitled to request this information, if necessary.

6-7.
Wages accounted for over a report period cannot exceed a person's total monetary wages over the respective period.

2

RESPONSIBLE PROJECT MANAGER'S DECLARATION

        I declare that the costs,                        euros in total, accounted for in a payment application relevant to the time period of                        and based on Tekes' financing decision No.                         , have been incurred by the project designated in the decision. Allocation of the costs to the project has been conducted by observing the procedures set forth in the decision and in the general terms constituting an appendix thereof. The costs are based on acceptable, net amount, paid-up and free-of-value added tax (1) expenses in bookkeeping and are verifiable from project bookkeeping and working time tracking.

        We request a grant payment of            euros and a loan payment of            euros.

Place and date	Signature
Position	Clarification of name

(1)
If the company is not liable to pay value added tax, this shall be noted separately in each accounting.

3

AUDITOR'S REPORT

For

        We have audited the costs relevant to the financing decision No.                        of for the period of                        .

        The costs declared for the project are                        euros in total.

        Technical reporting on the project's progress and preparation of the cost accounting have been in charge of the responsible project manager. Based on the audit conducted by us, we present a statement regarding the cost accounting.

        The audit has been conducted, as appropriate, in compliance with auditing recommendations of the Central Chamber of Commerce, and particularly with auditing recommendation 800 (Reporting on an auditing assignment conducted for a special purpose).

        According to the recommendations, the audit is planned and implemented for an adequate certainty of whether the calculation subjected to auditing contains essential errors or shortcomings.

        The audit comprises examining the material constituting the basis for figures and other information presented in the calculation.

        The audit comprises also reviewing the basis of preparing and the form of presenting the calculation.

        The audit has been conducted as stipulated by item 6.3 (Auditor's report).

        It is our opinion that                        has in essential aspects complied with items 4 (Acceptable costs) and 6.2 (Cost accounting) pertinent to the cost accounting procedures set forth in Tekes' general terms

(check the next box).	☐
Or else
The audit has revealed essential errors or shortcomings (check the next box).	☐
The essential conflicts with the terms are listed below or in a separate document.
Place and date	Signature
Auditing corporation	Clarification of name, authorization

4

REPORT ON COMPANIES' RESEARCH AND PRODUCT DEVELOPMENT

September 1, 2001	Handled confidentially Appendix 3 C
In the case of project's	progress report☐	period financing report☐	final report☐
Title of project		Acronym

Book entry number	Decision number	Reporting period starting date	Closing date

Name of organization as in trade register		Business ID

Contact person in matters relating to project		Telephone number

        Tekes keeps track of the progress of projects and reviews achieved results. To enable tracking, the client shall prepare progress, periodic financing, and/or final reports noted in the project-pertinent decision and deliver the same to Tekes according to a timetable presented in the decision. The reports shall be signed by the responsible project manager. The reports shall be delivered to Tekes (Tekes, registry, Kyllikinportti 2, PL 69, 00101 Helsinki) or to a Labour and Trade office possibly noted in the decision.

        The project reporting shall deal at least with matters mentioned in this form. Attached to the report form, it is possible to supply Tekes with separate reports explaining results of development work and other material, such as technical reports or sales brochures, describing progress of the project. A separate, extensive contents report should be generally appended at least to periodic financing and final reports. Information consistent with the form can be submitted to Tekes also in an informal report.

        Tekes shall be pay the financing granted thereby on the basis of received reports and cost accountings as well as further explanations requested thereby on a case by case basis. A report and a cost accounting targeted on the same period shall be generally submitted to Tekes at the same time. The client is nevertheless entitled to deliver a project progress report to Tekes also without cost accounting, if this is desirable. In this case, the accounting shall be submitted to Tekes in conjunction with the next/subsequent report. The financing shall not be paid until the accounting is received.

1.
Development of the company's financial position during a reporting period, including viability, solvency, liquidity. The latest confirmed financial statements (a profit and loss statement, a balance sheet, a balance sheet specification and notes to the accounts, an annual report and signature pages), along with an auditor's report therefor, shall be submitted as an appendix unless those have already been delivered to Tekes at an earlier time. Large and/or publicly traded companies need not report about their financial status unless affected by major changes during the project.

2.
Changes with a major effect on the company's operation during a reporting period. For example, changes in the company's ownership, corporate or group structure or in its business concept.

1

1.
Realization of a project's substance. Implemented work processes and achieved results. Comparison of the realized results with the plan.

2.
Use of resources and collaboration. Report of realized subcontracted acquisitions, most important acquisitions of equipment and supplies, as well as amounts of work with respect to the plan. What type of collaboration has been conducted with other businesses and/or research institutions?

3.
Possible problems and necessary changes to the original plan. Problems possibly encountered in the project as well as necessary changes to the project plan, the timetable or the cost and financing plan, along with valid reasons for such changes.

2

1.
Commercial prospects for the results. Commercial prospects for the results in the company's own business as compared to the time of deciding to launch the project. The possibly difference-making development in markets, technology, the company's management and collaboration networks or business financing arrangements.

2.
The development of technological know-how over a reporting period. New knowledge or know-how made available for the company as compared to the outset situation. Development over the entire project duration shall be reported in the final report.

3.
Indirect consequences of the project in other companies and/or social consequences.

        In the event that Tekes has in the decision set special terms for its financing, a summary of the fulfilment thereof shall be presented.

        I affirm that information in the report is correct and expense items presented in the cost accounting have been incurred by this pursuit.

Place and date	Signature
Position of the undersigned:	Clarification of name:

3

        This page is only filled IN CONNECTION WITH FINAL REPORT

SUMMARY OF THE PROJECT'S RESULTS AND TECHNICAL SUCCESS

        What is available as the project is over? Were technical objectives achieved as initially set for the project?

BUSINESS ESTIMATE

        When does a commercial application of the project's results in business begin and when is the commercial application at its peak? What is the magnitude of turnover, export and number of jobs associated with the commercial activity in the year of introducing the results in the marketplace and over the next two years, as well as in the target year of business (target year may also be one of the first three years)? The table shall not be filled in the case of projects whose results are not products or components thereof for sale, nor do the project's consequences on the development of business lend themselves to reliable appraisal, anyway.

Mark X for project's effect on net sales, export and jobs
		Estimated year of market entry	Next two years	Target year of business
Business objective indices					Preserving	Renewing	New
Year
Net sales	mFIM/euro				☐	☐	☐
Export	mFIM/euro				☐	☐	☐
Jobs, number	Cumulative number				☐	☐	☐

4

FOLLOW-UP QUESTIONS

What is the project's impact on company?
Change of strategy	☐	Company has adopted new technology	☐
More contacts with foreign companies	☐	Other impact	☐
More contacts with domestic companies	☐	No impact	☐
More contacts with international research	☐	Unpredictable, adverse impact	☐
More contacts with domestic research	☐
What was created as a result of the project?
New material product	☐	Service product to replace a previous one	☐
New production process	☐	Method or software for in-house use	☐
New service product	☐	Technology with many applications	☐
Material product to replace a previous one	☐	Basic know-how in project's field of research	☐
Production process to replace a previous one	☐	Other
How is the project anticipated to change the company's technological position relative to competitors?
Rises clearly	☐	Falls somewhat	☐
Rises somewhat	☐	Falls clearly	☐
Remains the same	☐
How is the project anticipated to change the company's market position relative to competitors?
Rises clearly	☐	Falls somewhat	☐
Rises somewhat	☐	Falls clearly	☐
Remains the same	☐
Numbers of patents, publications and dissertations realized in the project? (pcs)
Doctoral theses		Intellectual properties other than patents
Other academic dissertions		International scientific publications
Other dissertions		Scientific reports, trade magazine articles, etc.
Patents (+ patent applications and patentable inventions)		Other published articles on technology/science
What is the anticipated distribution of sales recorded in the business estimate table over various markets? (total 100%)
North America		The EU (except Nordic countries)
Japan and/or other parts of Far East		Nordic countries (except Finland)
Russia, Eastern Europe and/or areas near Finland		Finland
The EU (except Nordic countries)		Other countries
How is the project's work continued?
Project ends	☐	Results of product development are commercialized	☐
Project continues as new research work	☐
Project continues as product development work	☐	Project continues in other form	☐

5

INSTRUCTION

January 1, 2003

INSTRUCTIONS FOR RECTIFICATION CLAIM

        A decision given by Technology Development Centre (Tekes) can be appealed by a party dissatisfied therewith by claiming for rectification. A claim for rectification shall be prepared in writing and it shall be lodged within 30 days of receiving service of Tekes' decision, excluding the date of service. The date of service is indicated by a certificate of service. If the decision is delivered by mail, the relevant party shall be considered having been informed of the decision on the seventh day since handing the decision over to Postal Service for delivery.

        A claim for rectification shall disclose

  •
  name of the rectification claimer

  •
  decision subject to the rectification claim

  •
  which aspects of the decision are subject to the rectification claim and which amendments are demanded therein

  •
  statement of reasons for the rectification claim.

        A legal representative or attorney of the rectification claimer shall be obliged to sign a rectification brief. The attorney is obliged to enclose a power of attorney with the brief.

        The claim for rectification shall be filed within the set term with Tekes' registry. At one's own risk the claim can be delivered by way of mail or a messenger or a telecopy or e-mail (kirjaamo@tekes.fi) in sufficient time for it arrive at the destination by 16.15 o'clock on the final day of the set term. Claims that miss the deadline shall be dismissed.

1

Appendix 3 G

September 1, 2001

SPECIAL TERMS ON TECHNOLOGY PROGRAMS

FIELD OF APPLICATION

        These special terms are applied to projects which are included in a technology program. The general terms pertinent to this project (financing decision, appendix 3) shall be applied in addition to these special terms unless otherwise stipulated in these special terms.

PUBLICITY OF PROJECTS

        When a project is part of a technology program, the company shall agree that Tekes is entitled, without being denied by confidentiality regulations regarding trade secrets, to disclose the following details about the project:

  •
  company's name

  •
  project's title and an overview thereof

  •
  project's timetable and contact person in the company.

        In addition to the above information, Tekes shall be entitled to turn over more detailed information about the project to the program director for running and planning the program. The program director is not allowed to forward this information to anyone, nor to use it for any other purpose.

LÄÄKE 2000

Dear reader,

        Welcome to the second three-year period of a technology program entitled Lääke 2000! The purpose of this letter is to provide information about practical aspects relevant to the program.

        We request each project to work out a short description in English of the project's substance, objectives and implementation and to deliver it not later than February 27, 2004 to the program coordinator by way of e-mail at the address tanja.rautiainen@innomedica.fi In the event that your project was already involved in the program's first three-year period, please have the description include also the results obtained over the first period. The description shall not be longer than half a page. The description will be published in the program's website, as well as in other possible program information media, along with the following details: project's title, performer(s), starting and closing dates, and the amount of payable support.

        The opening seminar for the second program period will be held on March 16, 2004 in Taitotalo, Helsinki. We will send an actual invitation and entry instructions by e-mail closer to the seminar. The program Lääke 2000 will also organize in the spring on May 25, 2004 a Corporate project day, wherein the program-participating companies present their research efforts, collaboration desires and possibilities to examiners of public projects.

        The projects participating in the program Lääke 2000 are required to comply with the program's ground rules (enclosed) as well as to make a project-specific agreement regarding the publicity, ownerships and rights of use of the project's results. A condition in the program Lääke 2000 is that the agreements be concluded at the outset of a venture. In the process of working out the agreement, we advise that attention be paid to the items included in the enclosed check list. The above-mentioned documents can also be found in electronic form in the program's website www.tekes.fi/ohjelmat/laake2000. It should be further reminded that the first management group meeting of a project has a task of accepting a project plan.

        Further information is provided by your project's contact person at Tekes.

Best regards,
Merja Hiltunen
Lääke 2000 Program director, Tekes

Tanja Rautiainen
Lääke 2000 Coordinator, Innomedica Oy

APPENDICES:

      Summary of the program Lääke 2000
      Lääke 2000 ground rules
      Lääke 2000 agreement check list

LÄÄKE 2000

Summary of the program Lääke 2000

Tekes' role and objectives of the program Lääke 2000

        Tekes or Technology Development Centre activates and finances challenging research and product development projects conducted both by research units and corporations. The activities are targeted at social welfare, growth of export, and expansion of industrial base.

        In keeping with Tekes' principles, it is an objective of the program Lääke 2000 to strengthen Finnish pharmaceuticals development, to create new and upgrade existing research networks, to enhance the competitiveness of research service units and corporations, as well as to come up with new international business in the field of pharmaceuticals.

        The program Lääke 2000 has its focus on applied research, while keeping in mind the short- and long-term needs of Finnish companies in the field of pharmaceuticals development. A particular objective of the program's second three-year period 2004-2006 is to promote the skills of commercial utilization on a project level and to thereby encourage the creation of new business activity.

        More information about the program at www.tekes.fi/ohjelmat/laake2000.

How do the projects benefit from the program?

        Lääke 2000 hosts every year an annual program seminar, as well as workshops and educational functions, featuring introductions of most essential research results, networking amongst researchers and companies, hearing presentations of international experts about timely technologies and research trends, as well as promoting general skills in the field of commercial utilization.

        In 2004, the program Lääke 2000 examines all projects of universities and research institutions by means of TULI (From Research To Business) screening. Projects selected on the basis of this screening will be offered an opportunity of proceeding further in the TULI process.

What is required of the projects?

        The program's projects are required to show transparency and readiness for new forms of collaboration recognized during the program, especially towards corporations.

        Release of information and publishing have a more active role in the technology program than in individual projects. The technology-program participating projects are required, upon request, to supply more information for media purposes during the program.

LÄÄKE 2000

GROUND RULES FOR THE TECHNOLOGY PROGRAM LÄÄKE 2000

        The projects participating in the technology program Lääke 2000 comply with the technology program's ground rules. In addition, the projects financed by Tekes observe the general terms and guidelines of Tekes' research financing, grants and loans, as well as agreements concluded separately as per project. The projects of Academy of Finland are subject to the principles relevant to the research financing by Academy of Finland.

Objectives of the program

        It is an objective of the program to enhance Finnish pharmaceuticals development, to create new and upgrade existing research networks, to promote the competitiveness of research service units and corporations, as well as to come up with new international business in the field of pharmaceuticals.

        A long-term objective is solid, internationally operating, research- and development-minded Finnish pharmaceutical industry, whose development projects are based on Finnish basic research.

Implementation of the program

        The program is implemented in two three-year periods: 2001-2003 and 2004-2006.

        The program includes annual seminars. The purpose of an annual seminar is to introduce most essential research results, discuss timely technologies and research trends, as well as to network with other researchers and companies operating in the field.

        In addition, the program Lääke 2000 includes organizing support measures for projects participating in the program. The support measures include workshops dealing with various technological domains, a clinic for commercial utilization, educational functions, and other measures contributing to the achievement of the program's objectives.

Organization of the program

        The overall program is run by a Tekes-appointed management group. The management group comprises representatives of Tekes and Academy of Finland, representatives of businesses participating in the program, a representative of university circles, a representative of Sitra (Finnish National Fund for Research and Development), as well as a representative of financed projects.

        The management group's most important function is to take a stand on the program's strategic ideas, emphases and actions to be decided by Tekes. The management group is responsible for launching essential ventures and supervises the advancement thereof, takes a stand on the program's publicity principles and on the overall aspects of public research projects, as well as participates, through its members, in recruiting and activating the business community as well as in promoting the program's objectives.

        Tekes appoints a coordinator for the program. The coordinator takes care of activation and practical operations of the program, communications between various groups, as well as information inside and outside the program. The coordinator serves as secretary at the management group meetings.

Tracking

        The projects are reporting annually to the program's management group about their progress by means of the program's own annual report form. In addition, in Tekes-funded projects, the projects' progress is monitored by Tekes e.g. in the projects' management group meetings. Based on this information, the coordinator compiles a summary, by means of which the program's management group judges progress of the program and realization of the objectives.

Joining the program

        Public research projects are able to join the program in a collective application. After the program has started, the collective applications are not organized by anyone else but Tekes. Information about application times is displayed e.g. on the www-site. Corporations may have their projects accepted in the program regardless of this schedule.

        Other Tekes-funded projects can be incorporated in the program at Tekes' discretion.

Publicity and information

        The program-participating projects are required to have more transparency and readiness than separate ventures for possible new forms of collaboration recognized during the program. All projects participating in the program shall have the following details published: title, performer(s), opening and closing dates of the project and the amount of payable support. The projects shall also have a brief description prepared of the substance, objectives and implementation of a given project and displayed on the website.

        Information and publishing is more active in the technology program than in individual projects. Projects participating in the technology program shall be required, upon request, to provide more information for public relations purposes during the program. The information channels comprise a www-site, program brochures, press releases and seminars.

Official languages of the program

        Those participating in or seeking to join the program Lääke 2000 are entitled to conduct business with Tekes and the Academy of Finland not only in both national languages but also in English.

        The information languages of the program's www-site are Finnish and English. This is to promote international visibility as well as international networking of the program-participating projects.

Publicity, ownerships and rights of use of the program's results

        The publicity, ownerships and rights of use of Tekes-funded public research projects shall be agreed as per project. In the process of working out the agreement, attention shall be paid to aspects included in the Lääke 2000 check list.

LÄÄKE 2000

Lääke 2000 check list for agreements

Aspects to be considered in the preparation of an agreement:

1)
Parties to an agreement

2)
Subject of an agreement

3)
Duration of an agreement

4)
Definitions (all terms used in the agreement must be defined)

•
E.g. background and result materials and the extent of rights of use

5)
Publicity

        It is the general rule that the results are public after the technology program Lääke 2000 is over

  •
  To be also defined 1) publicity during the project, 2) publication principles (Note! Neither disclosing business secrets nor obstructing protection of the results shall be allowed), 3) who makes the decision about publishing.

6)
Ownership

        It is the general rule that a result is owned by its achiever. The rights shall be assigned from researcher to university in a separate agreement as referred to herein.

  •
  A joint ownership of the result material shall be agreed separately (may also include rights other than patents).

7)
Right of use

        It is the general rule that the parties have a right to use results in educational, research and development work, as well as in business. Regarding the intellectual property rights and tangible result materials, a reasonable compensation shall be paid.

  •
  Relevant considerations in the judgement of compensation include a portion of the venture financing and other investments already paid by the company, as well as the result's value, feasibility, extent of the right, possible patenting costs, etc.

  •
  If the ownership is surrendered, the right of use shall be preserved.

8)
Inventions and patenting

•
Clear ground rules shall be agreed for the protection of invention:

•
Who is responsible for drafting and handling an invention report?

•
When is the invention report drafted?

•
To whom is the invention report presented?

•
How is the inventor's compensation worked out?

•
Are the rights due to revert from university to researchers, and if so, in which situation?

•
The scope of patenting and maintenance?

•
If the objective is for the conducted study to create new business activity, the way of proceeding shall be described in this paragraph. The rights shall be assigned to the incipient company at a compensation found reasonable for all parties.

9)
Computer programs and other materials protected by a copyright

•
Ground rules shall be agreed as in item "Inventions and patenting"

10)
Tangible result materials

        It is the general rule that these belong to university and other practices shall be agreed separately in advance.

  •
  Who is responsible for tangible results after the project is over?

11)
Assignment (= sale) of rights

•
Is it permissible to assign rights to third parties during the technology program Lääke 2000?

•
If yes, on which terms?

12)
Liabilities

•
What are the contracting parties liable for?

13)
Administration

•
What are the management group's duties, ruling procedures, rights and responsibilities?

14)
Disputes

•
Are disputes primarily decided by conciliation, in the court of law or in the court of arbitration?

        Signatures (= signatures of the designated parties)

QuickLinks

  Exhibit 10.3